Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224469
CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock	17,000,000	$9.005	$153,085,000	$16,553
___________

(1)
Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the registrant’s shares of common stock as reported on the New York Stock Exchange on April 30, 2020, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act. ARMOUR Residential REIT, Inc. (the “Registrant”) previously paid $17,926.70 in registration fees with respect to 7,000,000 shares of common stock, par value $0.001 per share, which were previously registered on the Registrant’s prospectus supplement dated February 15, 2019 (the “2019 Prospectus Supplement”) to the prospectus dated April 26, 2018 (Registration No. 333-224469) and filed by the Registrant with the Securities and Exchange Commission (the “Prospectus”). On April 6, 2020, the Registrant filed a prospectus supplement (the “2020 Prospectus Supplement”) to the Prospectus that restated in its entirety the 2019 Prospectus Supplement and related to the sale of the 7,000,000 shares of common stock which were registered on the 2019 Prospectus Supplement but remained unsold as of the date of the 2020 Prospectus Supplement. As of the date hereof, 1,295,669 shares remain unsold (the “Unsold Shares”) and are included as part of the 17,000,000 shares offered hereby. Pursuant to Rule 457(p) under the Securities Act, $3,318 in registration fees previously paid by the Registrant with respect to the Unsold Shares in connection with the 2019 Prospectus Supplement is being carried forward and offset against the total registration fee due for this offering. Accordingly, the Registrant is hereby paying a filing fee of $16,553 with respect to the shares registered hereby.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2018)

Up to 17,000,000 Shares
Common Stock

On May 4, 2020, we entered into Amendment No. 2 to (the “Sales Agreement Amendment”) to our Equity Sales Agreement dated February 15, 2019, (the “Original Sales Agreement” and, as amended by Amendment No. 1 dated April 3, 2020, the “Sales Agreement,” and as further amended by the Sales Agreement Amendment, the “Amended Sales Agreement”), with BUCKLER Securities LLC (“BUCKLER”), JMP Securities LLC (“JMP Securities”), Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”) and B. Riley FBR, Inc. (“B. Riley,” and together with BUCKLER, JMP Securities and Ladenburg Thalmann, each a “Designated Agent” and collectively, the “Designated Agents”) as sales agents, relating to the shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Amended Sales Agreement, we may, from time to time, propose to one or more of the Designated Agents, by means of a telephone call or other method mutually agreed to in writing by the parties, to issue and sell up to 17,000,000 shares of our common stock through such Designated Agents acting as sales agent from time to time. All references to “Designated Agents” in this prospectus supplement refer initially to BUCKLER, JMP Securities, Ladenburg Thalmann and/or B. Riley, individually or collectively, as applicable, and thereafter to BUCKLER, JMP Securities, Ladenburg Thalmann, B. Riley and such other agents as may be designated by us from time to time in the future.

We originally established the equity sales program to which this prospectus supplement relates on February 15, 2019 when we entered into the Original Sales Agreement with BUCKLER, JMP Securities and Ladenburg Thalmann, as sales agents, and filed a prospectus supplement dated February 15, 2019. We subsequently amended the equity sales program to add B. Riley as a sales agent and filed a prospectus supplement dated April 3, 2020 (the “2020 Prospectus Supplement”). This prospectus supplement amends and restates in its entirety the 2020 Prospectus Supplement and the common stock to which this prospectus supplement relates is offered pursuant to the terms of the Amended Sales Agreement. As of the date of this prospectus supplement, we have not sold any shares under the Sales Agreement.

Our common stock and 7.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ARR” and “ARR PRC,” respectively.
Sales of the common stock, if any, made by the Designated Agents, as our sales agent, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Accordingly, an indeterminate number of shares of our common stock will be sold, if any, but in no event will we issue and sell more than 17,000,000 shares of our common stock pursuant to the Amended Sales Agreement. We will pay the Designated Agents, acting as sales agent, an aggregate commission of up to 2.0% of the gross sales price per share of our common stock sold through the Designated Agents, under the Amended Sales Agreement. In connection with the sale of shares of our common stock on our behalf, the Designated Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Designated Agents will be deemed to be underwriting commissions or discounts.
The Designated Agents are not required to sell any specific number or dollar amount of our common stock but will use their commercially reasonable efforts, consistent with their normal sales and trading practice, as our sales agent, and on the terms and subject to the conditions of the Amended Sales Agreement, to sell the common stock offered on terms agreed by the Designated Agents and us. We cannot predict the number of shares that we may sell hereby or if any shares will be sold. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The net proceeds we receive from the sale of shares of our common stock to which this prospectus supplement relates will be the gross proceeds received from such sales less the commissions or discounts and any other expenses we may incur in issuing the shares of our common stock. See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest)” for further information.
The last reported sales prices of our common stock and Series C Preferred Stock on the NYSE on May 1, 2020 was $8.07 and $21.38 per share, respectively.
We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted under our charter from beneficially owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.
Investing in our securities involves risks. You should carefully consider the risks described or referred to under “Risk Factors” on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as in the other information contained or incorporated by reference in this prospectus supplement hereto and the accompanying prospectus, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BUCKLER SECURITIES LLC	JMP SECURITIES LLC	LADENBURG THALMANN	B. RILEY FBR
The date of this prospectus supplement is May 4, 2020.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-5
SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-6
DIVIDEND POLICY	S-7
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-8
LEGAL MATTERS	S-11
EXPERTS	S-11
WHERE YOU CAN FIND MORE INFORMATION	S-11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-12

Prospectus
GLOSSARY OF TERMS	ii
ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
USE OF PROCEEDS	6
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (UNAUDITED)	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEPOSITARY SHARES	12
DESCRIPTION OF DEBT SECURITIES	15
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	24
U.S. FEDERAL INCOME TAX CONSIDERATIONS	28
PLAN OF DISTRIBUTION	48
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	51

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. Generally, when we refer to the “prospectus,” we refer to both parts combined. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling shares of our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
You should rely only on the information incorporated by reference or set forth in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering material is accurate as of any date other than the dates on the front of those documents.
When used in this prospectus supplement or the accompanying prospectus, the terms “ARMOUR,” “company,” “issuer,” “registrant,” “we,” “our,” and “us” refer to ARMOUR Residential REIT, Inc., and its subsidiaries, and “Manager” or “ACM” refers to ARMOUR Capital Management LP, an investment advisor registered with the SEC and a Delaware limited partnership, which is our external manager. The term “Designated Agents” refers initially to BUCKLER, JMP Securities, Ladenburg Thalmann and/or B. Riley, individually or collectively, as applicable, as our designated sales agent, and thereafter to BUCKLER, JMP Securities, Ladenburg Thalmann, B. Riley and/or such other agents as may be designated by us from time to time in the future.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

•	our business and investment strategy;

•	our anticipated results of operations;

•	future dividends;

•	our ability to obtain financing arrangements;

•	our understanding of our competition and ability to compete effectively;

•	market, industry and economic trends; and

•	interest rates.

The forward-looking statements in this prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

(1)
the factors referenced or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q;

(2)	the impact of the novel Coronavirus (COVID-19) pandemic on the Company’s operations;

(3)
the impact of the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government and the U.S. Federal Reserve system (the “Fed”);

(4)	the possible material adverse effect on our business if the U.S. Congress passed legislation reforming or winding down Fannie Mae or Freddie Mac;

(5)	mortgage loan modification programs and future legislative action;

(6)
actions by the Fed which could cause a flattening of the yield curve, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders;

(7)	the availability, terms and deployment of capital;

(8)	extended trade disputes with foreign countries;

(9)	changes in economic and political conditions generally;

(10)	changes in interest rates, interest rate spreads and the yield curve or prepayment rates;

(11)	general volatility of the financial markets, including markets for mortgage securities;

(12)
a downgrade of the U.S. Government’s or certain European countries’ credit ratings and future downgrades of the U.S. Government’s or certain European countries’ credit ratings may materially adversely affect our business, financial condition and results of operations;

(13)	our inability to maintain the level of non-taxable returns of capital through the payment of dividends to our stockholders or to pay dividends to our stockholders at all;

(14)	inflation or deflation;

(15)	the impact of a shutdown of the U.S. Government;

(16)	availability of suitable investment opportunities;

(17)	the degree and nature of our competition, including competition for mortgage-backed securities (“MBS”);

(18)	changes in our business and investment strategy;

(19)	our failure to maintain our qualification as a REIT;

S-iii

(20)	our failure to maintain an exemption from being regulated as a commodity pool operator;

(21)	our dependence on our Manager and ability to find a suitable replacement if our Manager were to terminate its management relationship with us;

(22)
the existence of conflicts of interest in our relationship with our Manager and BUCKLER and certain of our directors and our officers, which could result in decisions that are not in the best interest of our stockholders;

(23)	our management’s competing duties to other affiliated entities, which could result in decisions that are not in the best interests of our stockholders;

(24)	changes in personnel at our Manager or the availability of qualified personnel at our Manager;

(25)	limitations imposed on our business by our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”);

(26)	the potential burdens on our business of maintaining our exclusion from the Investment Company Act of 1940 (the “1940 Act”) and possible consequences of losing that exclusion;

(27)	changes in generally accepted accounting principles (“GAAP”), including interpretations thereof; and

(28)	changes in applicable laws and regulations.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus supplement. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus supplement to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in this prospectus supplement. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information in our Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.
Overview
We are a Maryland corporation formed in 2008 and managed by ACM, an investment advisor registered with the SEC. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and our manner of operations enables us to meet the requirements for taxation as a REIT for federal income tax purposes.
Our strategy to create shareholder value through thoughtful investment and risk management that produces current yield and superior risk adjusted returns over the long term. Our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans by bringing private capital into the mortgage markets. We are deeply committed to implementing sustainable environmental, responsible social, and prudent governance practices that improve our work and our world.

We strive to contribute to a healthy, sustainable environment by utilizing resources efficiently. As an organization, we create a relatively small environmental footprint. Still, we are focused on minimizing the environmental impact of our business where possible.

We invest in MBS. Some MBS are issued or guaranteed by a U.S. government-sponsored entity (“GSE”), such as Fannie Mae, Freddie Mac, or a government agency such as Ginnie Mae (collectively, “Agency Securities”). Our Agency Securities consist primarily of fixed rate loans. The remaining MBS in which we invest are either backed by hybrid adjustable rate or adjustable rate loans. Other MBS in which we invest, for which the payment of principal and interest is not guaranteed by a GSE or government agency, may benefit from credit enhancement derived from structural elements such as subordination, over collateralization or insurance (collectively, “Credit Risk and Non-Agency Securities”). From time to time, we may also invest in Interest-Only Securities, U.S. Treasury securities and money market instruments.

We earn returns on the spread between the yield on our assets and our costs, including the interest cost of the funds we borrow, after giving effect to our hedges. We identify and acquire MBS, finance our acquisitions with borrowings under a series of short-term repurchase agreements and then hedge certain risks based on our entire portfolio of assets and liabilities and our management’s view of the market.
Recent Developments
Dividends
We paid a cash dividend of $0.17 per outstanding share of common stock on March 27, 2020 to holders of record on March 16, 2020. On April 2, 2020, we announced that we will move to a quarterly dividend on our common stock for the second quarter of 2020. We expect to announce our decision regarding the amount of second quarter dividends on common stock in the latter part of June 2020 as well as whether we will return to our prior monthly dividend policy.
We paid a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock on April 27, 2020 and March 27, 2020 to holders of record on April 15, 2020 and March 15, 2020, respectively. We have announced that we will pay a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock on May 27, 2020 to holders of record on May 15, 2020.
Corporate Information
We were incorporated in the state of Maryland on February 5, 2008. On November 6, 2009, we consummated a business combination with Enterprise Acquisition Corp., a publicly traded blank check company formed for the purposes of acquiring an operating business. As a result of this transaction, we became a publicly traded company.

Our principal offices are located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our phone number is (772) 617-4340. Our website is www.armourreit.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	ARMOUR Residential REIT, Inc.
Common Stock Offered by Us (1)	Up to 17,000,000 shares of our common stock
Common Stock to be Outstanding After this Offering	81,586,296 (assuming all of the shares of common stock offered hereunder are issued)
Manner of Offering
“At the market offering,” as defined in Rule 415 promulgated under the Securities Act, that may be made from time to time through BUCKLER, JMP Securities, Ladenburg Thalmann and/or B. Riley as the designated sales agent or agents, as applicable, using commercially reasonable efforts. See “Plan of Distribution (Conflicts of Interest).”

Use of Proceeds
We plan to use the net proceeds from this offering to acquire additional target assets, principally MBS and other mortgage-related investments, in accordance with our objectives and strategies described in this prospectus supplement and the accompanying prospectus. See “Use of Proceeds.”

Dividend Policy
On April 2, 2020, we announced that we will move to a quarterly dividend on our common stock for the second quarter of 2020. We expect to announce whether we will return to our prior monthly dividend policy in the latter part of June 2020. We paid a cash dividend of $0.17 per outstanding share of common stock on March 27, 2020 to holders of record on March 16, 2020. We have announced that we will pay a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock on May 27, 2020 to holders of record on May 15, 2020. For more information, see “Dividend Policy.”

Listing	Our common stock is currently traded on the NYSE under the symbol “ARR.”
Ownership Restrictions
To assist us in qualifying as a REIT, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding shares of common stock and our outstanding shares of all classes of capital stock. Our charter also provides for certain other ownership restrictions. We may grant waivers from the 9.8% charter restriction for certain equity holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT. See “Description of Capital Stock - Restrictions on Ownership and Transfer” in the accompanying prospectus.

U.S. Federal Income Tax Considerations
For a discussion of the U.S. federal income tax considerations of purchasing, owning and disposing of our common stock, see “Supplement to U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus, as replaced in its entirety by the updated material U.S. federal income tax disclosure titled “Material U.S. Federal Income Tax Considerations,” attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on July 13, 2018 and incorporated herein by reference (the “Tax Supplement”).

Risk Factors
Investing in our common stock involves risks. You should carefully read and consider the risks described or referred to under “Risk Factors” on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as in the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

Conflicts of Interest
BUCKLER, an affiliate of ours, is a broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and will participate in the sales of shares of our common stock under the Amended Sales Agreement. We own 10% of the outstanding equity interests of BUCKLER and BUCKLER is controlled by our Manager and our executive officers. Because we are a REIT, we are not subject to FINRA Rule 5121. Nevertheless, we have elected to comply with Rule 5121, and BUCKLER will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific prior written approval of the account holder. No “qualified independent underwriter” would be required because the securities offered have a “bona fide public market” within the meaning of FINRA Rule 5121(f)(3). See “Plan of Distribution (Conflicts of Interest) - Conflicts of Interest.”

(1)	Includes 1,295,669 shares unsold under the Sales Agreement and included in our prospectus supplement filed on April 6, 2020.

RISK FACTORS

In evaluating an investment in our common stock, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision to invest in our securities.

We expect the novel Coronavirus (COVID-19) pandemic to have a significant effect on our results of operations. In addition, it has resulted in significant financial market volatility, and its impact on the global economy appears to be significant. A continuation or worsening of the pandemic will have a material adverse impact on our business, results of operations and financial condition and on the market price of our common stock.

On March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our continuing operations and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. We expect that our results of operations will reflect a negative impact from, among other things, the global pandemic. Depending upon the duration and severity of the pandemic, the continuing effect on our results over the long term is uncertain.

You may experience immediate dilution in the book value per share of the common stock you purchase in this offering.

If the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate dilution in the book value of the common stock you purchase in this offering.

The common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

ACM will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by ACM to apply these funds effectively could harm our business. Pending their use, ACM may invest the net proceeds to us from this offering in interest-bearing short-term investments, including funds that are consistent with our qualification as a REIT. These investments may not yield a favorable return to our stockholders. We may also use a portion of the net proceeds for general corporate purposes. Prior to the time we have fully used the net proceeds of this offering, we may fund our quarterly or monthly, as applicable, cash distributions out of such net proceeds.

USE OF PROCEEDS
We plan to use the net proceeds from this offering to acquire additional target assets in accordance with our objectives and strategies described in this prospectus supplement and the accompanying prospectus. Our focus will be on purchasing MBS and other mortgage-related investments, subject to our investment guidelines and REIT qualification requirements. ACM’s decision to purchase our target assets on our behalf will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, ACM may invest the net proceeds from this offering in interest-bearing short-term investments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We may also use a portion of the net proceeds for general corporate purposes. Prior to the time we have fully used the net proceeds of this offering, we may fund our quarterly or monthly, as applicable, cash distributions out of such net proceeds.

SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS
This discussion is a supplement to, and is intended to be read together with, the disclosure set forth in the section titled “U.S. Federal Income Tax Considerations” of the accompanying prospectus, as replaced in its entirety by the Tax Supplement and incorporated herein by reference, and is subject to the assumptions, limitations and qualifications set forth therein.

The following paragraph supersedes the second paragraph of the section titled “Material U.S. Federal Income Tax Considerations - Gross Income Tests - Mortgage-Backed Securities” in the Tax Supplement.

We may use “to-be-announced” forward contracts, or TBAs, as a means of investing and financing Agency Securities. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We have received advice of Mayer Brown LLP that gain from the disposition of TBAs should be so treated. Accordingly, we will treat these items as qualifying for purposes of the 75% gross income test. This advice is based on certain factual assumptions and is not binding on the IRS. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

The following paragraph supersedes the seventh paragraph of the section titled “Material U.S. Federal Income Tax Considerations - Asset Tests” in the Tax Supplement.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, we utilize TBAs as a means of investing and financing Agency Securities. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. Government securities for purposes of the 75% asset test. We have received advice of Mayer Brown LLP that our TBAs should be so treated. Accordingly, we will treat such items as qualifying assets for purposes of the 75% asset test. This advice is based on certain factual assumptions and is not binding on the IRS. In the event our TBAs were determined not to be qualifying assets for purposes of the 75% asset test, we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) will cause a violation of the REIT asset tests.

The following sentence is added as the last sentence of the fourth paragraph of the section titled “Material U.S. Federal Income Tax Considerations - Taxation of Holders - Taxation of Taxable Domestic Holders - Distributions” in the Tax Supplement.

IRS regulations provide that a non-corporate shareholder can only claim this deduction if our stock has been held by such shareholder for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend. Non-corporate shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

The following sentence is added as the last sentence to the first paragraph of the section titled “Material U.S. Federal Income Tax Considerations - FATCA Withholding” in the Tax Supplement.

In addition, recently proposed regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of stock. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

DIVIDEND POLICY
We have elected to be taxed as a REIT for U.S. federal income tax purposes. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. On April 2, 2020, we announced that we will move to a quarterly dividend on our common stock for the second quarter of 2020. Our board of directors will evaluate our results, financial position, REIT tax requirements and overall market conditions as the quarter progresses. We expect to announce whether we will return to our prior monthly dividend policy in the latter part of June 2020.
If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to pay cash dividends or we may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering, we may fund our quarterly or monthly, as applicable, cash distributions out of such net proceeds. In the event that we elect to fund any distribution to our stockholders from sources other than our earnings, the amount of capital available to us to purchase our target assets would decrease. We will generally not be required to pay dividends with respect to activities conducted through any domestic taxable REIT subsidiary, or TRS.
We paid a cash dividend of $0.17 per outstanding share of common stock on March 27, 2020 to holders of record on March 16, 2020.
We paid cash dividends of $0.14583 per outstanding share of Series C Preferred Stock on April 27, 2020 and March 27, 2020 to holders of record on April 15, 2020 and March 15, 2020, respectively. We have announced that we will pay cash dividends of $0.14583 per outstanding share of Series C Preferred Stock on May 27, 2020 to holders of record on May 15, 2020.
Holders of shares of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cash dividends. Dividends will be payable to holders of record as they appear in our stock records for our common stock at the close of business on the applicable record date. Dividends cannot be paid on our common stock unless we have paid full cumulative dividends on our Series C Preferred Stock. For the quarter ended March 31, 2020, we paid full cumulative dividends on our Series C Preferred Stock.
No dividends on shares of our common stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information described or referred to under “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, for information as to, among other things, other circumstances under which we may be unable to pay dividends on our common stock.
Future distributions on our common stock, including our common stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, any debt service requirements, restrictions on making distributions under the Maryland General Corporation Law and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our common stock or what the actual distributions will be for any future period.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
On May 4, 2020, we entered into the Sales Agreement Amendment to the Sales Agreement, with BUCKLER, JMP Securities, Ladenburg Thalmann and B. Riley, as sales agents. Under the terms of the Amended Sales Agreement, we may, from time to time, propose to one or more of BUCKLER, JMP Securities, Ladenburg Thalmann and/or B. Riley, as the Designated Agent or Agents, as applicable, by means of a telephone call or other method mutually agreed to in writing by the parties, to issue and sell up to 17,000,000 shares of our common stock through such Designated Agents acting as sales agent from time to time. Pursuant to the Amended Sales Agreement, we may add new Designated Agents as parties to the Amended Sales Agreement in the future with the consent of such new Designated Agents, but without the consent of the other Designated Agents.
Sales, if any, of our common stock made through the Designated Agents, as our sales agent, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed upon by the Designated Agents and us.
The Designated Agents are not required to sell any specific number or dollar amount of our common stock but have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices, as our sales agent and on the terms and subject to the conditions of the Amended Sales Agreement, to sell the common stock offered on terms agreed upon by the Designated Agents and us. If we choose to offer our common stock, we will instruct the Designated Agent as to the number of shares to be sold by them as our sales agent, the minimum or average minimum price per share and the date or dates on which such shares are to be sold. We may instruct the Designated Agents not to sell our common stock as our sales agent if the sales cannot be effected at or above a price designated by us. The Designated Agents may decline to accept any such instructions that we may provide to them from time to time. We or the Designated Agents may suspend the offering of common stock by the Designated Agents, as our sales agent, upon notice to the other party.
If shares of our common stock are sold by the Designated Agents, as our sales agent, in an at the market offering, the Designated Agents have agreed to confirm to us in writing the number of shares sold on the applicable trading day and the related gross sales price and net sales price of those shares on the immediately following trading day. We will report at least quarterly the number of shares of our common stock sold through the Designated Agents, as our sales agent, under the Amended Sales Agreement, information concerning the net proceeds from those sales and the aggregate compensation paid to the Designated Agents with respect to such sales.
The Designated Agents will not engage in any transactions that stabilize or maintain the market price of our common stock in connection with any offers or sales of our common stock as our sales agent pursuant to the Amended Sales Agreement.
We will pay the Designated Agents acting as our sales agent an aggregate commission of up to 2.0% of the gross sales price per share of common stock sold through the Designated Agents, under the Amended Sales Agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the common stock, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of the common stock in the offering.
We estimate that the total expenses payable by us in connection with the establishment of the program to offer our common stock described in this prospectus supplement, excluding commissions and any discounts payable to the Designated Agents and any other deductions described in the paragraph above, will be approximately $200,000.
We will not issue more than 17,000,000 shares of our common stock pursuant to the Amended Sales Agreement. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.
Settlement for sales of shares in return for payment of the net proceeds to us is expected to occur on the second business day that is also a trading day following the trade date on which such sales were made, in either case unless another date shall be agreed to in writing by us and the Designated Agents. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering of common stock pursuant to the Amended Sales Agreement will terminate upon the earlier of (1) the sale of all of the common stock subject to the Amended Sales Agreement and (2) the termination of the Amended Sales

Agreement by us or the Designated Agents. The Amended Sales Agreement may be terminated either by us or the Designated Agents upon the giving of three (3) days prior written notice to the other party and in the sole discretion of us or the Designated Agents, as the case may be.
We have agreed to provide indemnification and contribution to the Designated Agents against certain liabilities, including liabilities under the Securities Act.
The Designated Agents shall be under no obligation to purchase our shares on a principal basis pursuant to the Amended Sales Agreement.
In connection with the sale of common stock on our behalf, the Designated Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Designated Agents will be deemed to be underwriting commissions or discounts. The Designated Agents shall have no obligation to offer or sell any of our shares in the event such an offer or sale of the shares as agents on our behalf may, in the reasonable judgment of the Designated Agents, constitute a “distribution” within the meaning of Rule 100 of Regulation M or the Designated Agents reasonably believe they may be deemed an “underwriter” within the meaning of the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions on the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 of the Securities Act.
Conflicts of Interest

BUCKLER, an affiliate of ours, is a broker-dealer and member of FINRA and will participate in the sales of shares of our common stock under the Amended Sales Agreement. We own 10% of the outstanding equity interests of BUCKLER and BUCKLER is controlled by our Manager and our executive officers. Because we are a REIT, we are not subject to FINRA Rule 5121. Nevertheless, we have elected to comply with Rule 5121, and BUCKLER will not confirm sales of the securities to any account over which it exercises discretionary authority without the specific prior written approval of the account holder. No “qualified independent underwriter” would be required because the securities offered have a “bona fide public market” within the meaning of FINRA Rule 5121(f)(3).

Additional Relationships

On January 23, 2020, we entered into an underwriting agreement with B. Riley, as representative of the several underwriters named therein, including BUCKLER and Ladenburg Thalmann, pursuant to which we agreed to issue and sell to the underwriters up to an aggregate of 3,450,000 shares of Series C Preferred Stock with an offering price to the public of $25.00 per share. In connection with completing the sale of 3,450,000 shares of Series C Preferred Stock, we paid B. Riley, BUCKLER and Ladenburg Thalmann an aggregate of $2,766,875 in commissions. We have entered into an equity sales agreement, dated as of January 29, 2020, with B. Riley and BUCKLER, pursuant to which we may offer and sell up to 6,550,000 shares of our Series C Preferred Stock from time to time through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act. The sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. We have paid B. Riley and BUCKLER an aggregate of $738,057 in compensation under the sales agreement. As previously disclosed in our filings with the SEC, we have entered into a subordinated loan agreement with BUCKLER as borrower, for a subordinated loan, and have outstanding borrowings under repurchase agreements with BUCKLER. We have also engaged Ladenburg Thalmann from time to time to facilitate our repurchase of outstanding shares of our common stock. Within the last six months, we have paid Ladenburg Thalmann an aggregate of approximately $4,852 in fees for such repurchases.

The Designated Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Designated Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Designated Agents and their respective affiliates, officers, directors and employees, may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Designated Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Holland & Knight LLP, Miami, Florida. In addition, the description of U.S. federal income tax considerations contained in the section of this prospectus supplement titled “Supplement to U.S. Federal Income Tax Considerations” and in the section of the accompanying prospectus titled “U.S. Federal Income Tax Considerations,” as replaced in its entirety by the updated material U.S. federal income tax disclosure titled “Material U.S. Federal Income Tax Considerations,” attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on July 13, 2018 and incorporated herein by reference, is based on the opinion of Mayer Brown LLP, New York, New York. Duane Morris LLP, New York, New York, will act as legal counsel to the Designated Agents. Holland & Knight LLP has from time to time acted as legal counsel for Ladenburg Thalmann and may do so in the future.

EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference to ARMOUR Residential REIT, Inc. and its subsidiaries’ Annual Report on Form 10-K and the effectiveness of ARMOUR Residential REIT, Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus supplement is qualified in its entirety by such other information.
Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available on the SEC’s website referred to above.
We maintain a website on the Internet with the address of www.armourreit.com. We are not incorporating by reference into this prospectus supplement the information on our website, and you should not consider our website to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 19, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 1, 2020;

•
Our Current Reports on Form 8-K, filed on July 13, 2018, January 2, 2020, January 27, 2020, January 28, 2020, January 31, 2020, February 18, 2020 (Item 5.02 only), February 19, 2020, March 6, 2020, April 2, 2020, April 6, 2020 and April 30, 2020;

•
Our Definitive Proxy Statement on Schedule 14A and Definitive Additional Proxy Soliciting Materials on Schedule A14A in connection with our Annual Meeting of Stockholders, filed on April 9, 2020 and April 20, 2020, respectively;

•	The description of our common stock included in our Registration Statement on Form 8-A, filed on March 31, 2011;

•	The description of our 7.00% Series C Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on January 28, 2020.
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Chief Financial Officer, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, or (772) 617-4340.

PROSPECTUS

ARMOUR Residential REIT, Inc.

Common Stock
Preferred Stock
Warrants
Depositary Shares
Debt Securities

We may offer, issue and sell, from time to time, shares of our common stock, preferred stock, warrants, depositary shares and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each offering and issuance of these securities, such as when we sell the securities, the amounts of securities we will sell and the prices and other terms on which we will sell them, in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.
Our common stock, 8.250% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) and 7.875% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) are listed on the New York Stock Exchange under the symbols “ARR,” “ARR PrA” and “ARR PrB,” respectively.
We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted under our charter from beneficially owning more than 9.8% by value or number, whichever is more restrictive, of our outstanding shares of common stock and capital stock in the aggregate. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock.
Our principal office is located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our telephone number is (772) 617-4340.
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26, 2018

TABLE OF CONTENTS

GLOSSARY OF TERMS	ii
ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
USE OF PROCEEDS	6
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (UNAUDITED)	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEPOSITARY SHARES	12
DESCRIPTION OF DEBT SECURITIES	15
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	24
U.S. FEDERAL INCOME TAX CONSIDERATIONS	28
PLAN OF DISTRIBUTION	48
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	51

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

i

GLOSSARY OF TERMS

“Agency Securities” means securities issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae; interests in or obligations backed by pools of fixed rate, hybrid adjustable rate and adjustable rate mortgage loans.
“ARMOUR Management Agreement” means the management agreement, as amended and restated from time to time, between ARMOUR Residential REIT, Inc. and ARMOUR Capital Management LP, whereby ARMOUR Capital
Management LP performs certain services for ARMOUR Residential REIT, Inc. in exchange for a specified fee.

“CMBS” means commercial mortgage backed securities.

“Code” means the Internal Revenue Code of 1986, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fannie Mae” means the Federal National Mortgage Association.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“GAAP” means accounting principles generally accepted in the United States of America.
“Ginnie Mae” means the Government National Mortgage Administration.
“GSE” means U.S. Government Sponsored Entity. Obligations of agencies originally established or chartered by the U.S. government to serve public purposes as specified by the U.S. Congress; these obligations are not explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the U.S. government.
“IRS” means Internal Revenue Service.
“Interest-Only Securities” means the interest portion of Agency Securities, which is separated and sold individually from the principal portion of the same payment.

“JAVELIN” means JAVELIN Mortgage Investment Corp., formerly a publicly-traded REIT. Since its acquisition on April 6,
2016, JAVELIN became a wholly-owned, qualified REIT subsidiary of ARMOUR and continues to be managed by ACM pursuant to the pre-existing management agreement between JAVELIN and ACM.

“JAVELIN Management Agreement” means the management agreement, as amended and restated from time to time, between JAVELIN and ARMOUR Capital Management LP, whereby ARMOUR Capital Management LP performs certain services for JAVELIN in exchange for a specified fee.
“MBS” means mortgage backed securities, a security representing a direct interest in a pool of mortgage loans. The pass-through issuer or servicer collects the payments on the loans in the pool and “passes through” the principal and interest to the security holders on a pro rata basis.

“MGCL” means Maryland General Corporation Law.
“Non-Agency Securities” means securities backed by residential mortgages in which we may invest, for which the payment of principal and interest is not guaranteed by a GSE or government agency.
“NYSE” means New York Stock Exchange.
“REIT” means Real Estate Investment Trust. A special purpose investment vehicle that provides investors with the ability to participate directly in the ownership or financing of real-estate related assets by pooling their capital to purchase and manage mortgage loans and/or income property.
“Securities Act” means the Securities Act of 1933, as amended.
“U.S.” means United States.
“1940 Act” means the Investment Company Act of 1940, as amended.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.
References in this prospectus to “we,” “us,” “our,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. References to “ACM” are to ARMOUR Capital Management LP, a Delaware limited partnership and investment advisor with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

•	our business and investment strategy;

•	our anticipated results of operations;

•	statements about future dividends;

•	our ability to obtain financing arrangements;

•	our understanding of our competition and ability to compete effectively;

•	market, industry and economic trends; and

•	interest rates.
The forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q;

•
the impact of the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government and the Fed;

•	the possible material adverse effect on our business if the U.S. Congress passed legislation reforming or winding down Fannie Mae or Freddie Mac;

•	mortgage loan modification programs and future legislative action;

•
actions by the Fed which could cause a flattening of the yield curve, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders;

•	the impact of a delay or failure of the U.S. Government in reaching an agreement on the national debt ceiling;

•	availability, terms and deployment of capital;

•	changes in economic conditions generally;

•	changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

•	general volatility of the financial markets, including markets for mortgage securities;

•
the downgrade of the U.S. Government's or certain European countries' credit ratings and future downgrades of the U.S. Government's or certain European countries' credit ratings may materially adversely affect our business, financial condition and results of operations;

•	our inability to maintain the level of non-taxable returns of capital through the payment of dividends to our stockholders or to pay dividends to our stockholders at all;

•	inflation or deflation;

•	availability of suitable investment opportunities;

•	the degree and nature of our competition, including competition for MBS;

•	changes in our business and investment strategy;

•	our failure to maintain an exemption from being regulated as a commodity pool operator;

•	our dependence on our manager and ability to find a suitable replacement if our manager were to terminate its management relationship with us;

•
the existence of conflicts of interest in our relationship with our manager and certain of our directors and our officers, which could result in decisions that are not in the best interest of our stockholders;

•	our management's competing duties to other affiliated entities, which could result in decisions that are not in the best interest of our stockholders;

•	changes in personnel at our manager or the availability of qualified personnel at our manager;

•	limitations imposed on our business by our status as a REIT under the Code;

•	the potential burdens on our business of maintaining our exclusion from the 1940 Act and possible consequences of losing that exclusion;

•	changes in GAAP, including interpretations thereof; and

•	changes in applicable laws and regulations.
We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this report to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

PROSPECTUS SUMMARY
Overview
We are an externally managed Maryland corporation incorporated in 2008, managed by ACM, an investment advisor registered with the SEC. We invest in MBS issued or guaranteed by a U.S. GSE, such as Fannie Mae, Freddie Mac or a government agency such as Ginnie Mae. We also may invest in Non-Agency Securities. We also invest in Interest-Only Securities, which are the interest portion of Agency Securities, that is separated and sold individually from the principal portion of the same payment. Other securities backed by residential mortgages in which we invest, for which the payment of principal and interest is not guaranteed by a GSE or government agency (collectively, “Credit Risk and Non-Agency Securities” and together with Agency Securities and Interest-Only Securities, “MBS”), may benefit from credit enhancement derived from structural elements such as subordination, over collateralization or insurance. Our MBS portfolio consists primarily of Agency Securities backed by fixed rate home loans. From time to time, a portion of our assets may be invested in Agency Securities backed by hybrid adjustable rate and adjustable rate home loans as well as unsecured notes and bonds issued by GSEs, U.S. Treasuries and money market instruments, subject to certain income tests we must satisfy for our qualification as a REIT.
Our Manager
We are externally managed by ACM, pursuant to management agreements between us and ACM and JAVELIN and ACM. ACM manages our day-to-day operations, subject to the direction and oversight of the Board. The ARMOUR Management Agreement runs through June 18, 2024 and is thereafter automatically renewed for successive five-year terms unless terminated under certain circumstances. The JAVELIN Management Agreement renewed on October 5, 2017, for a one-year period, with the base management fee thereunder reduced to one dollar for the entirety of the renewal term. It will be automatically renewed annually for successive one-year terms unless terminated under certain circumstances. Either party must provide 180 days prior written notice of any such termination.We do not have any employees whom we compensate directly with salaries or other compensation. All of our executive officers are also employees of ACM.
The management agreements entitle ACM to receive management fees payable monthly in arrears. Currently, the monthly ARMOUR management fee is 1/12th of the sum of (a) 1.5% of gross equity raised up to $1.0 billion plus (b) 0.75% of gross equity raised in excess of $1.0 billion. The cost of repurchased stock and liquidation distributions as approved and so designated by a majority of the Board will reduce the amount of gross equity raised used to calculate the monthly management fee. The ACM monthly management fees are not calculated based on the performance of our assets. Accordingly, the payment of our monthly management fees may not decline in the event of a decline in our earnings and may cause us to incur losses. We are also responsible for any costs and expenses that ACM incurred solely on our behalf other than the various overhead expenses specified in the terms of the management agreements. ACM is further entitled to receive termination fees under certain circumstances. We are required to take actions as may be reasonably required to permit and enable ACM to carry out its duties and obligations. We are also responsible for any costs and expenses that ACM incurred solely on our behalf other than the various overhead expenses specified in the terms of the management agreements.

Operating and Regulatory Structure
REIT Qualification
We have elected to qualify and be taxed as a REIT under the Code. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock, and that our manner of operations and corporate structure and stockholder ownership enables us to meet on a continuing basis the requirements for taxation as a REIT for federal income tax purposes.
As a REIT, we are generally not subject to federal income tax on the REIT taxable income that we distribute to our stockholders currently. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at the regular corporate rate. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.
Investment Company Act of 1940 Exclusion
We conduct our business so as not to become regulated as an investment company under the 1940 Act. We rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act as interpreted by the staff of the SEC. To qualify for this exclusion we must invest at least 55% of our assets in “mortgages and other liens on and interest in real estate” or “qualifying real estate interests” and at least 80% of our assets in qualifying real estate interests and “real estate related assets.” In satisfying this 55% requirement we treat Agency Securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool (“whole pool” securities) as qualifying real estate interests. We currently treat MBS in which we hold less than all of the certificates issued by the pool (“partial pool” securities) as real estate related assets and not qualifying real estate interests.
There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including guidance and interpretations from the SEC staff regarding the Section 3(c)(5)(C) exclusion, will not change in a manner that adversely affects our operations or business. For example, such changes might require us to employ less leverage in financing certain of our mortgage related investments and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exclusion from registration as an investment company or an exclusion from the definition of an investment company, we may be required to register as an investment company under the 1940 Act and our ability to use leverage would be substantially reduced and we would be unable to conduct our business as planned. Either of these factors could materially and adversely affect us and could reduce the value of shares of our capital stock and our ability to make distributions to our stockholders.
Restrictions on Ownership of our Capital Stock
To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase stock), more than 9.8% by value or number, whichever is more restrictive, of our outstanding shares of common stock and capital stock in the aggregate. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit in certain circumstances. We have in the past granted waivers from the 9.8% charter restriction for holders where, based on representations, covenants and agreements received from such holders, we determined that such waivers would not jeopardize our status as a REIT.
Policy With Respect to Dividends and Distributions
As required in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we intend to distribute with respect to each year at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to continue to make regular cash distributions of all or substantially all of our taxable income to holders of our capital stock out of assets legally available for such purposes. We are not restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so. The timing and amount of any dividends we pay to holders of our capital stock will be at the discretion of our board of directors and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as our board of directors deems relevant.
Corporate Information
Our principal office is located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our phone number is (772) 617- 4340. Our website is www.armourreit.com. Our investor relations website can be found under the “Investor Relations” tab at www.armourreit.com. We make available on our website under “SEC filings,” free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. We also make available on our website, our corporate governance documents. Information provided on our website is not part of this prospectus and not incorporated herein.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use all the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to acquire additional MBS and other mortgage-related assets in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K and other filings with the SEC, subject to our investment guidelines and REIT qualification requirements. ACM will make determinations as to the percentage of our assets that will be invested in each of our target assets. Its decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, ACM may invest the net proceeds from this offering in unsecured notes and bonds issued by GSEs, U.S. Treasuries and money market instruments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We may also use a portion of the net proceeds for general corporate purposes. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our monthly cash dividends out of such net proceeds.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (UNAUDITED)

	Three Months Ended March 31,	Year Ended December 31,
(dollars in thousands)	2018	2017	2016	2015	2014	2013
Income (loss) before taxes	$44,747	$181,154	$(45,517)	$(31,205)	$(179,048)	$(187,054)
Fixed charges (interest expense)	$32,018	$94,558	$73,107	$59,278	$65,113	$84,550
Earnings (loss) adjusted	$76,765	$275,712	$27,590	$28,073	$(113,935)	$(102,504)
Ratio of earnings to fixed charges	2.40	2.92	0.38	—	(1.75)	(1.21)
Deficiency	$—	$—	$45,517	$31,205	$179,048	$187,054
Preferred stock dividends	$4,253	$15,880	$15,622	$15,622	$15,620	$14,213
Combined fixed charges and preferred stock dividends	$36,271	$110,438	$88,729	$74,900	$80,733	$98,763
Ratio of earnings to combined fixed charges and preferred stock dividends	2.12	2.50	0.31	0.37	(1.41)	(1.04)
Deficiency	$—	$—	$61,139	$46,827	$194,668	$201,267
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(1) We did not have any preferred stock outstanding for these years.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, any future related prospectus supplement and articles supplementary relating to the securities, as applicable, our amended and restated articles of incorporation, (the “charter”) and amended and restated bylaws (the “bylaws”) and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General
Our charter provides that we may issue up to 125,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of April 24, 2018, 41,902,723 shares of common stock, 2,180,572 shares of Series A Preferred Stock, 6,369,269 shares of Series B Preferred Stock and no warrants, were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
Shares of Common Stock
All of the outstanding shares of common stock have been duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available for such purposes if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
The shares of common stock do not represent any interest in or obligation of ACM. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock do not benefit from any insurance guaranty association coverage or any similar protection.
Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Shares of Preferred Stock
The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, bylaws, and articles supplementary to our charter, designating terms of a series of preferred stock. The outstanding shares of our preferred stock have been validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of our common shareholders.
The rights, preferences, privileges and restrictions of our outstanding series of preferred stock are, and of each additional series of preferred stock, when and if issued in the future will be, fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock, if any;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Continental Stock Transfer & Trust Company.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.
The warrants issued, if any, will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. The prospectus supplements relating to any warrants being offered pursuant to this prospectus and any applicable prospectus supplements will contain the specific terms of the warrants, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, after the first year for which an election to be a REIT has been made, not more than 50% of the value of the outstanding shares of stock may be owned, directly, indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (which we have referred to as the 5/50 test).
Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock, warrants, and options. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. They also cause shares underlying warrants or options to purchase our stock to be treated as if they were owned by the holder or beneficial owner of such warrants or options. As a result, the acquisition of less than 9.8% by value or number, whichever is more restrictive, of our outstanding shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number, whichever is more restrictive, of our outstanding shares of common stock, and thereby subject the shares of common stock, total shares of stock or warrants to the applicable ownership limit.
Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in a tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.
There have been holders of our capital stock whose ownership exceeds the ownership limits set forth in our charter. We have granted waivers from the ownership limits for such holders where, based on representations, covenants and agreements received from such holders, we determined that such waivers would not jeopardize our status as a REIT.
In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board of directors may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.
Our charter provisions further prohibit:

•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock, which includes ownership of warrants, that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856 (h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.
Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the New York Stock Exchange, or NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote. If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide ARMOUR with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.
On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, in the event such underlying preferred stock is entitled to any such liquidation preference.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.
Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

In addition, a deposit agreement will automatically terminate if:

•we have redeemed all underlying preferred stock subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.
Expenses of a Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock. Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES
General
The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.
The senior debt securities will be issued under an indenture between us and a Senior Indenture trustee, referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and a Subordinated Indenture Trustee, referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “- Ranking and Subordination - Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.
The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.
The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal amount of the debt securities is payable;

•
the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•
the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the issuing company’s option or the option of the holder of such debt securities;

•
the obligation, if any, of the issuing company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•
provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuing company, as the case may be, for or into new securities of a different series, common stock or other securities;

•
if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•
if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuing company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•
if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•
provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•
the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “- Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.
We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.
Ranking and Subordination
General
The subordinated debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Ranking of Debt Securities
The senior debt securities described in this prospectus will be unsecured, senior obligations of the issuing company and will rank equally with the issuing company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•
all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Consolidation, Merger, Conveyance or Transfer on Certain Terms
Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)
the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.
Certain Covenants
Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.
Certain Definitions
The following are certain of the terms defined in the indentures:
“Comparable Treasury Issue” means, with respect to the debt securities, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term, or the Remaining Life, of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.
“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.
“GAAP” means generally accepted accounting principles as such principles are in effect in the U.S. as of the date of the applicable indenture.
“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.
“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.
“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(5 19)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
Optional Redemption
Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•
the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate (as defined below) plus the number, if any, of basis points specified in the applicable prospectus supplement; plus, in each case, accrued interest to the date of redemption that has not been paid, such redemption price referred to as the Redemption Price.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.
Defeasance
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we, at our option,

(a)
will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)
need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS.
In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Events of Default, Notice and Waiver
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•
default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 30 days in payment of any interest installment with respect to such series;

•
default for 90 days after written notice to us by the trustee thereunder or by holders of 33% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•
certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.
Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.
Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.
Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.
Modification of the Indentures
Except as set forth in the prospectus supplement relating to the debt securities, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)
to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)
to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 3 16(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)
to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10)	to secure any series of debt securities;

(11)	to add guarantees in respect of any series or all of the debt securities;

(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.
No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.
Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•
reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•
modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•
impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.
The Trustee
The trustee shall be named in the applicable prospectus supplement.
Governing Law
The indentures will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following summary description of certain provisions of the MGCL and our charter and articles supplementary thereto relating to our preferred stock and bylaws do not purport to be complete and are subject to and qualified in their entirety by reference to the MGCL and the actual provisions of our charter and articles supplementary thereto and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our Board of Directors
Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Pursuant to our charter, our board is composed of nine directors - four of whom are affiliated and five of whom are independent as of the date hereof. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.
Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors. Holders of our preferred stock do not have voting rights, except under limited circumstances.
Removal of Directors
Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between us and ACM or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and such persons. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Otherwise, except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution
Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case maybe, and has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of ARMOUR and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “ARMOUR,” “our,” “us” or “we” mean only ARMOUR Residential REIT, Inc. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes, U.S. estate and gift taxes and any taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or “RICs”);

•	REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest in us through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	tax-exempt organizations;

•	stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and

•	non-U.S. stockholders (as defined below, and except as otherwise discussed below).
This summary assumes that holders hold our common stock and preferred stock as capital assets, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ARMOUR COMMON STOCK.

U.S. Federal Income Tax Considerations of ARMOUR as a REIT - Taxation of ARMOUR - General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2009. We believe that we have been organized and operate in a manner that allows us to qualify for taxation as a REIT under the Code.
The law firm of Sidley Austin LLP has acted as our special counsel for tax matters in connection with this registration. We have received an opinion of Sidley Austin LLP to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Sidley Austin LLP is conditioned upon factual representations and covenants made by our management and the management of ACM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. Sidley Austin LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “- Requirements for Qualification as a REIT.” While we believe that we operate so that we will continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “- Taxation of Taxable U.S. Stockholders.”
Individuals who are stockholders of corporations that are not REITs are generally taxed on qualifying corporate dividends at a reduced maximum rate (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs are taxed at rates applicable to ordinary income. However, under the Tax Cuts and Jobs Act, or TCJA, dividends received by individual U.S. shareholders from us that are neither attributable to “qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “- Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “- Prohibited Transactions” and “- Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to income tax at the corporate rate.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case maybe, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “- Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (or REMICs) to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

•	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

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in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

•	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

•	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first though fourth conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The fifth and sixth conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in the fifth and sixth conditions above. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record stockholders of significant percentages of our shares of stock, in which the record stockholders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that the sixth condition is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “- Taxation of Taxable U.S. Stockholders” and “- Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests
In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain derivative instrument and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than a non-qualified publicly offered REIT debt instrument) as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain derivative instrument and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
We may invest in MBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests to the extent that the obligation is secured by real property, as discussed above. We also may invest in collateralized mortgage obligations, or CMOs representing interests in agency pass-through certificates, MBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency MBS and CMBS will be treated as interests in REMICs for federal income tax purposes. In the case of CMOs, MBS and CMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above.

If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income to us. We expect that substantially all of our income from agency mortgage investments, MBS, CMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests.
We believe that the interest, original issue discount, or OID, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
We may use “to-be-announced” forward contracts, or TBAs, as a means of investing and financing Agency Securities. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.
We may hold certain participation interests, including B-notes in mortgage loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% and 95% income tests. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.
Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

The IRS could assert that certain forms of income that we earn are not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Derivative and Hedging Transactions
We may enter into derivative or hedging transactions with respect to one or more of our assets or liabilities. Such transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury Regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (i) and (ii) above may not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the new hedging transaction as specified in applicable Treasury Regulations. To the extent that we enter into other types of derivative or hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “- Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets:

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First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, debt instruments issued by publicly offered REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets.

•	Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our total assets.

•	Fifth, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets”, cannot exceed 25% of the value of our total assets.
The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We may invest in MBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, and therefore, we will treat the MBS as real estate assets for purposes of the 75% asset test.
We also may invest in CMOs, representing interests in agency pass-through certificates, MBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency MBS and CMBS will be treated as interests in REMICs for federal income tax purposes. Such interests will generally qualify as real estate assets for purposes of the 75% asset test. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the 75% asset test. We expect that substantially all of our MBS, CMBS and other mortgage loans will be real estat assets for purposes of the 75% asset test.
However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets or debt securities that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test.
In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

In addition, we utilize TBAs as a means of investing and financing Agency Securities. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. Government securities for purposes of the 75% asset test. We will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We may hold certain participation interests, including B-notes in mortgage loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. We believe that our participation interests will qualify as real estate assets for purposes of the 75% asset test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interest. In the event of a determination that such participation interests do not qualify as real estate assets, we could be subject to a penalty tax, or could fail to qualify as a REIT.
In addition, in order to finance some of our assets that we hold or acquire, we may enter into repurchase agreements, including with persons who sell us those assets. Under a repurchase agreement, we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase those sold assets. Although the tax treatment of repurchase transactions is unclear, we take the position that, for U.S. federal income tax purposes we are the owner of those assets that are the subject of any such repurchase agreement notwithstanding that we may transfer record ownership of those assets to the counterparty during the term of any such agreement. Because we enter into repurchase agreements the tax treatment of which is unclear, the IRS could assert, particularly in respect of our repurchase agreements with persons who sell us the assets that we wish to finance by way of repurchase agreements, that we did not own those assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.
We have invested, and we expect to continue to do so, possibly at an increased level, in interest-bearing “credit risk transfer notes”, or CRT Notes, issued (or to be issued) by Fannie Mae and Freddie Mac. Under the terms of those CRT Notes, Fannie Mae and Freddie Mac transfer a portion of the default risk associated with particular identified residential mortgage loan pools as to which those agencies have guaranteed full and timely payment of principal and interest to holders of mortgage-backed securities backed by those mortgage loans. The principal amount of the CRT Notes is reduced by reference to default losses on the mortgage loans pools to which they relate. The prospectuses and placement memoranda with respect to the CRT Notes state that the CRT Notes will be treated as debt instruments for U.S. federal income purposes and that counsel to Fannie Mae or Freddie Mac, as applicable, has delivered an opinion to that effect. In addition, those prospectuses and placement memoranda also state that the CRT Notes are “government securities” within the meaning of Section 856(c)(4) because they are issued by governmental instrumentalities (i.e., Fannie Mae and Freddie Mac). As a result, we treat CRT Notes as qualifying assets for purposes of the 75% asset test. We treat the income from the CRT Notes as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% income test. Although Fannie Mae and Freddie Mac are instrumentalities of the U.S. government, their views on the tax classification of the CRT Notes are not binding on the IRS. Thus, it is possible that the IRS could assert that the CRT Notes are not government securities for REIT purposes. If that were to occur, we might not be able to satisfy the 5% REIT asset test. Nevertheless, given the disclosure issued by the agencies and the other information and analysis relevant to our treatment of the CRT Notes as government securities, we believe that we have reasonable cause for any failure of the 5% asset test and would be able to retain our REIT status by paying any applicable penalty taxes and causing our assets to come back into compliance with the REIT asset tests, including by acquiring additional qualifying REIT assets, selling some or all of the CRT Notes, or restructuring our ownership of the CRT Notes using TRS structures.

We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	the sum of:

◦	90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

◦	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

•	the sum of specified items of non-cash income that exceeds a percentage of our income.
These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Except for distributions by “publicly offered REITs”, distributions must not be “preferred dividends” in order for such distributions to be counted toward the distribution requirement. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. We believe that we are and will continue to be a publicly offered REIT and, therefore, will not be subject to this limitation.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income from prior periods.
We will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose stated redemption price may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their stated redemption price. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
We may also acquire discounted debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification of a non-publicly traded loan, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Annual Distribution Requirements.”
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier pass-through subsidiary in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property:

•
that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property,

•	for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and

•	for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to constitute “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•
results in the application of federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt, record-name stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the corporate tax rate. In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
To the extent that common stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will be subject to tax at the corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if:

•	the violation is due to reasonable cause and not due to willful neglect,

•	we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT, and

•	the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), as “qualified dividend income” at a reduced maximum rate, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. However, distributions to individual U.S. shareholders during any year in which we are not a REIT will not be eligible for the deduction equal to 20% of the amount of such dividends. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U S stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of U.S. stockholders who are individuals, and ordinary income rates for corporations.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

In addition, the total amount of dividends that we may designate as “qualified dividend income” or “capital gain dividends” may not exceed our dividends paid for the taxable year. Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.
Under the TCJA, dividends received by individual U.S. shareholders from us that are neither attributable to
“qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “- Taxation of ARMOUR - General” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a reduced maximum U.S. federal income tax rate if our common stock is held for more than one year, and will be taxed at ordinary income rates if our common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the regular corporate tax rate, whether or not classified as long-term capital gains. Stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax
Certain U.S. stockholders, who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that:

•
a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder),

•	our common stock is not otherwise used in an unrelated trade or business, and

•
we do not hold an asset that gives rise to excess inclusion income, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under

Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (ii) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. holders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders. In addition, this discussion assumes that:

•
you will not have held more than 10% of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our common stock or receive distributions from us;

•
our common stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, although there can be no assurance that this will continue to be the case; and

•
you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various record keeping, administrative and other requirements.

If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
General
For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Distributions
Capital gain dividends received by a non-U.S. stockholder from a REIT are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). In addition, under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to a gain from disposition of a “U.S. real property interest” held by us directly or through pass-through subsidiaries, will be treated as a distribution subject to the rules discussed above under “Taxation of Non-U.S. Stockholders - Ordinary Dividends.”
Dispositions of Our Common Stock
Gain from the sale of our common stock will generally not be subject to U.S. federal income or withholding tax in the case of a non-U.S. stockholder, except in two cases: (i) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Foreign Account Tax Compliance Act (“FATCA”)
A 30% withholding tax will currently be imposed on dividends paid on our common stock and will be imposed on gross proceeds from a sale or redemption of our common stock paid after December 31, 2018 to (i) foreign financial institutions including non-U.S. investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information or otherwise comply with the terms of the intergovernmental agreement and implementing legislation. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply or agree to provide certain information to other revenue authorities for transmittal to the IRS.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such stockholder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Legislative or Other Actions Affecting REITs Could Materially and Adversely Affect Us and Our Stockholders
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws with or without retroactive application, could materially and adversely affect us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.
In addition, the recently enacted TCJA makes substantial changes to the Code. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset”
provisions, the elimination or modification of various currently allowed deductions (including additional limitations on the deductibility of business interest and substantial limitation on the deduction for state and local taxes imposed on individuals), and preferential taxation of certain income (including REIT dividends) derived by non-corporate taxpayers from
“pass-through” entities. The TCJA also imposes certain additional limitations on the deduction of net operating losses, which may in the future cause us to make distributions that will be taxable to our stockholders to the extent of our current or accumulated earnings and profits in order to comply with the annual REIT distribution requirements. Finally, the TCJA also makes significant changes in the international tax rules, which among other things may require us to include in our taxable income, and to distribute, pre-2018 earnings of certain of our foreign subsidiaries, which earnings have previously been deferred from taxation in the United States. The effect of these, and the many other, changes made in the TCJA is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common stock and their indirect effect on the value of our assets. Furthermore, many of the provisions of the TCJA will require guidance through the issuance of U.S.
Treasury Regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on us. It is also likely that there will be technical corrections legislation proposed with respect to the TCJA, the timing and effect of which cannot be predicted and may be adverse to us or our stockholders.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
At-the-Market Offerings
If we reach an agreement with an underwriter on a placement, including the number of shares of stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our stock, the amounts underwritten, and the nature of its obligations to take our stock will be described in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities other than the shares of common stock and Series A Preferred Stock and Series B Preferred Stock, which are listed on the NYSE. If certain of the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for certain of the offered securities. We have no current plans for listing of the offered securities (other than the common stock and Series A Preferred Stock and Series B Preferred Stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock of preferred stock, the underwriters may purchase and sell common stock or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock or preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock or preferred stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock or preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Certain legal matters, including the validity of the offered securities, will be passed upon for us by Holland & Knight LLP, Miami, Florida or such other counsel identified in any applicable prospectus supplement and certain U.S. federal income tax consequences will be passed upon for us by Sidley Austin LLP, New York, New York, or such other counsel identified in any applicable prospectus supplement.

EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from ARMOUR Residential REIT, Inc.’s and subsidiaries’ Annual Report on Form 10-K and the effectiveness of ARMOUR Residential REIT, Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.
Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC’s website referred to above.
We maintain a website on the Internet with the address of www.armourreit.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider our website to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 14, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on April 25, 2018;

•	Our Current Reports on Form 8-K, filed January 2, 2018, January 29, 2018, February 23, 2018, February 26, 2018, March 26, 2018, April 2, 2018 and April 25, 2018;

•
The portions of our Definitive Proxy Statement on Schedule 14A, for our 2018 Annual Meeting of Stockholders filed with the SEC on April 4, 2018 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	The description of our common stock included in our Registration Statement on Form 8-A, filed on March 31, 2011;

•	The description of our 8.250% Series A Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on June 7, 2012; and

•	The description of our 7.875% Series B Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed on February 12, 2013.
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Chief Financial Officer, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, or (772) 617-4340.

Up to 17,000,000 Shares
Common Stock

___________________________________

Prospectus Supplement
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BUCKLER SECURITIES LLC	JMP SECURITIES LLC	LADENBURG THALMANN	B. RILEY FBR

May 4, 2020